UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015

SOUTHWEST AIRLINES CO.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	P.O. Box 36611, Dallas, Texas	75235-1611
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)

On July 29, 2015, Ron Ricks advised Southwest Airlines Co. (the “Company”) of his decision to retire from his position as Executive Vice President & Chief Legal & Regulatory Officer of the Company, effective immediately. Mr. Ricks will remain with the Company as a non-Officer Employee of the Company to assist with the transition of complex legal projects and specialized governmental affairs issues.

Item 5.02(d)

Also on July 29, 2015, the Board of Directors (the “Board”) of the Company appointed Ron Ricks as a member of the Board and elected Mr. Ricks as Vice Chairman of the Board.

Mr. Ricks has not yet been appointed to any Board committees, has no relationships requiring disclosure under Item 404 of Regulation S-K, and is not a party to any arrangement or understanding with any other person pursuant to which he was selected as a director.

As Mr. Ricks is remaining with the Company as a non-Officer Employee, at this time, no modification to Mr. Ricks’ existing compensation arrangement with the Company has been made in connection with his appointment as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 3, 2015	By:	/s/ Mark R. Shaw
Senior Vice President General Counsel & Corporate Secretary